Move, Inc. Announces Reverse Stock Split Takes Effect

CAMPBELL, Calif., Nov. 21, 2011 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today announced a previously approved 1-for-4 reverse split of its common stock (the "Reverse Stock Split") has been implemented. Trading on NASDAQ of the reverse stock split-adjusted shares of Move, Inc. common stock will commence at the opening of NASDAQ trading today. Move, Inc. shares will continue to trade on the NASDAQ Stock Exchange under the symbol MOVE, with the letter "D" added to the end of the trading symbol for 20 trading days, indicating a reverse stock split has been effected. The new CUSIP number for the Company's common stock following the Reverse Stock Split is 62458M 207.

(Logo: http://photos.prnewswire.com/prnh/20080213/MOVEINCLOGO)

The Reverse Stock Split became effective as of 5:00 p.m., Eastern time, on November 18, 2011, at which time every four (4) shares of the Company's issued and outstanding common stock were automatically combined into one (1) issued and outstanding share of the Company's common stock, without any change in the par value per share.

Regarding pre-reverse split shares held in book-entry form, the Company's transfer agent (currently BNY Mellon Shareowner Services) will send the stockholder a statement of the number of post-Reverse Stock Split shares of common stock held, in book-entry form, on behalf of the stockholder, including fractional shares as applicable. Regarding pre-reverse split shares held in certificate form, the Company's transfer agent will send the stockholder instructions regarding the exchange of outstanding pre-split stock certificates for book-entry shares of the company's common stock reflecting the Reverse Stock Split, including fractional shares as applicable. In cases where a stockholder's total number of shares owned before the Reverse Stock Split is not evenly divisible by four, then the number of post-reverse split shares issued to that stockholder will be rounded downward to the nearest ten-thousandth of a share. Proportional adjustments will be made to the Company's equity compensation plans to reflect the Reverse Stock Split.

ABOUT MOVE, INC.

Move, Inc. (NASDAQ: MOVE) is the leader in online real estate with over 17.8 million visitors [1] to its online network of websites within the Realtor.com Real Estate Network. Move, Inc. operates: Move.com, a leading destination for information on new homes and rental listings, moving, home and garden and home finance; REALTOR.com®, the official website of the National Association of REALTORS®; Moving.com; SeniorHousingNet; ListHub; and TOP PRODUCER Systems. Move, Inc. is based in Campbell, California.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

(1) comScore Media Metrix, Key Measures Report, October 2011

CONTACT: Todd Friedman, Todd@blueshirtgroup.com, or Stacie Bosinoff, Stacie@blueshirtgroup.com, both of The Blueshirt Group, +1-415-217-7722, for Move, Inc.